EXHIBIT 99.1
IMMEDIATE RELEASE

Sharps Compliance Adds Transportation Industry Veteran Gary R. Enzor to Board of Directors

HOUSTON, Texas, November 22, 2021 - Sharps Compliance Corp. (NASDAQ: SMED) (“Sharps” or the “Company”), a leading full-service national provider of comprehensive waste management solutions including medical, pharmaceutical and hazardous, today announced the appointment of Gary R. Enzor to its Board of Directors.

Mr. Enzor brings extensive experience with Fortune 50 companies across a broad range of industries, including transportation, aerospace, automotive, chemical and technology. He currently serves as director of Boasso Global, which operates the largest bulk liquid chemical intermodal transportation and depot network in the United States and Europe, and serves on the Board of Directors at USA Truck (NASDAQ: USAK). Previously he served as Chairman and CEO of Quality Distribution (NASDAQ: QLTY), operator of the largest bulk liquid chemical transportation network, chemical intermodal depot and container services network in North America, from 2013 to 2021.

Sharon Gabrielson, Chair of Sharps’ Board of Directors, commented, “We are very pleased to be adding someone of Gary’s professional caliber to our Board. He is a proven leader who brings years of valuable experience across numerous industries, and we look forward to his contributions.”

Gary Enzor commented, “This is a pivotal time for Sharps as it continues to expand its service offerings and footprint as a leading provider of comprehensive waste management solutions across the United States. The market opportunity is broad and growing and I look forward to working with the Board and senior management to continue to drive momentum and growth in 2022 and beyond.”

David P. Tusa, President and CEO, commented, “Gary brings extensive, wide-ranging public company and M&A experience. We look forward to having the benefit of his knowledge and perspective as we focus on the continued growth of our Company.”

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps Compliance (NASDAQ: SMED) is a leading business-to-business services provider to the healthcare, long-term care and retail pharmacy markets. Sharps Compliance offers comprehensive solutions for the management of regulated medical waste, hazardous waste and unused medications. For more information, visit: www.sharpsinc.com.

Forward-Looking Statements

The information made available in this news release contains certain forward-looking statements relating to the Company that are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. When used in this document, the words "may," “position,” "plan," “potential,” “designed,” “continue,” "anticipate," "believe," "expect," "estimate," “project,” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the known and unknown risks, uncertainties and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein including the impact of the coronavirus COVID-19 (“COVID-19”) pandemic on our operations and financial results. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and as such should not consider the preceding list or the risk factors to be a complete list of all potential risks and uncertainties. The Company does not intend to update these forward-looking statements.

For more information contact:

Diana P. Diaz Sharps Compliance Corp. Executive Vice President and Chief Financial Officer Phone: (713) 660-3547 Email: ddiaz@sharpsinc.com	John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com